Exhibit 99.2

United Fire Group, Inc. Reports on Annual Shareholders' Meeting

•	Directors Elected to Board of Directors

•	New Officer Appointments Announced
CEDAR RAPIDS, Iowa, May 16, 2013 (GLOBE NEWSWIRE) – United Fire Group, Inc. (NASDAQ: UFCS) announced today that five directors were elected to our 13-member board at the Annual Shareholders' Meeting on May 15, 2013.
The following individuals were each elected to serve three-year terms expiring in 2016: John-Paul E. Besong, Senior Vice President of e-Business for Rockwell Collins; James W. Noyce, retired insurance executive; Mary K. Quass, President and Chief Executive Officer of NRG Media, LLC; John A. Rife, retired insurance executive; and Kyle D. Skogman, President of Skogman Construction Company of Iowa.
In other official business, shareholders ratified the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2013 fiscal year and passed an advisory resolution approving compensation of our named executive officers.
New Officer Appointments
The Company is pleased to announce the appointments of new officers to two of its subsidiary companies, United Fire & Casualty Company and United Life Insurance Company. Effective May 15, 2013, the following officers were appointed:

Mary B. Bianco

West Coast Regional Office Claims Manager Mary Bianco was appointed Assistant Vice President of United Fire & Casualty Company. Her new title will be Assistant Vice President and Claims Manager.

Victoria (Torie) L. Hefel

Personal Lines Regional Manager Torie Hefel was appointed Assistant Vice President of United Fire & Casualty Company. Her new title will be Assistant Vice President and Personal Lines Regional Manager.

Alison B. Kaster Program Manager Alison Kaster was appointed Assistant Vice President of United Fire & Casualty Company. Her new title will be Assistant Vice President and Program Manager.

Corey L. Ruehle

Assistant Vice President and Midwest Branch Manager Corey Ruehle was appointed Vice President of United Fire & Casualty Company. His new title will be Vice President and Midwest Branch Manager.

Julia (Julie) A. Sherman
Assistant Vice President and United Life Marketing Manager Julie Sherman was appointed Vice President of United Life Insurance Company. Her new title will be Vice President and United Life Marketing Manager.

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About United Fire Group, Inc.:
Founded in 1946 as United Fire & Casualty Company, United Fire Group, Inc., through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance and life insurance as well as selling annuities.
Through our subsidiaries, we are licensed as a property and casualty insurer in 43 states, plus the District of Columbia, and we are represented by approximately 1,200 independent agencies. The United Fire pooled group is rated "A" (Excellent) by A.M. Best Company.
Our subsidiary, United Life Insurance Company, is licensed in 36 states, represented by more than 900 independent life agencies and rated an "A-" (Excellent) by A.M. Best Company.
For more information about United Fire Group, Inc. visit www.unitedfiregroup.com.
Contact:
Anita Novak, Director of Investor Relations, 319-399-5251 or alnovak@unitedfiregroup.com
Disclosure of forward-looking statements
This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about our company, the industry in which we operate, and beliefs and assumptions made by management. Words such as "expect(s)," "anticipate(s)," "intends(s)," "plan(s)," "believe(s)," "continue(s)," "seek(s)," "estimate(s)," "goal(s)," "target(s)," "forecast(s)," "project(s)," "predict(s)," "should," "could," "may," "will continue," "might," "hope," "can" and other words and terms of similar meaning or expression in connection with a discussion of future operating, financial performance or financial condition, are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Part I Item IA "Risk Factors" of our annual report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 4, 2013 and our quarterly report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 8, 2013. The risks identified on Form 10-K are representative of the risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from what is expressed in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made.